Exhibit 107

CALCULATION OF REGISTRATION FEE

FORM S-3/A

(Form Type)

Faraday Future Intelligent Electric Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to be Paid	Equity	Class A common stock, par value $0.0001 per share(2)	Rule 457(c)	46,613,518	$0.2434	(3)	$11,345,730.28	$0.00011020	$1,250.30
Fees to be Paid	Equity	Class A common stock, par value $0.0001 per share(4)	Rule 457(g)	96,040,568	$0.8925	(5)	$85,716,206.94	$0.00011020	$9,445.93
									$10,696.23
Total Offering Amounts									$10,696.23
Total Fees Previously Paid									$17,766.48
Total Fee Offsets									—
Net Fee Due									—

(1)	Pursuant to Rule 416(a) promulgated under the U.S. Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions.

(2)	Consists of 46,613,518 shares of Class A Common Stock registered for resale by the selling securityholders named in this registration statement.

(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act. The proposed maximum offering price per share and proposed maximum aggregate offering price are based on the average of the high and low prices of the Class A Common Stock on The Nasdaq Stock Market on June 27, 2023 (such date being within five business days of the date that this registration statement on Form S-1 was filed with the U.S. Securities and Exchange Commission).

(4)	Consists of 96,040,568 shares of Class A Common Stock issuable upon the conversion of certain convertible notes of Faraday Future Intelligent Electric Inc. being registered for resale from time to time by the selling securityholders named in this registration statement.

(5)	Calculated pursuant to Rule 457(g) under the Securities Act based on the conversion price equal to $0.8925.